SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            ___________________

                                 FORM 8-K
                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): July 7, 1999


                         CROSS TIMBERS OIL COMPANY
             (Exact Name of Registrant as Specified in Charter)


                                 1-10662
                         (Commission File Number)


       Delaware                                   75-2347769
(State or Other Jurisdiction            (IRS Employer Identification No.)
     of Incorporation)

810 Houston Street, Suite 2000,
Fort Worth,  Texas                                     76102
(Address of Principal Executive Offices)             (Zip Code)

                               (817) 870-2800
            (Registrant's telephone number, including area code)

Item 5.   Other Events.

      On July 8, 1999, Cross Timbers Oil Company (the "Company") announced that it is selling two million shares of its common stock in an underwritten public offering (its "Offering"). The Company will use the proceeds of the Offering to repurchase 1.92 million shares of its common stock owned by Shell Oil Company and to reduce outstanding indebtedness by approximately $15 million. In connection with the Offering, the Company entered into a Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibits are filed as part of this Current Report on Form 8-K:

     Exhibit Number and Description

     1.1 Purchase Agreement dated July 7, 1999 by and among the Company and Lehman Brothers Inc.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CROSS TIMBERS OIL COMPANY


Date:     July 9, 1999             By: /s/ Bennie G. Kniffen
                                   Bennie G. Kniffen
                                   Senior Vice President and Controller

                       EXHIBIT INDEX


     Exhibit Number and Description

1.1 Purchase Agreement dated July 7, 1999 by and among the Company and Lehman Brothers Inc.